Exhibit 3.1

                          CERTIFICATE OF INCORPORATION
                          ----------------------------
                                       OF
                                       --
                                ALL-QUOTES, INC.
                                ----------------


          The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:

          FIRST:    The  name  of  the   corporation   (hereinafter  called  the
"corporation") is All-Quotes, Inc.

          SECOND: The address, including street, number, city, and county, of the registered office of the corporation in the State of Delaware is 229 South State Street, City of Dover, County of Kent, 19901; and the name of the registered agent of the corporation in the State of Delaware at such address is The Prentice-Hall Corporation System, Inc.

          THIRD:    The purpose  of the  corporation is to  engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

          FOURTH: The total number of shares of stock which the corporation shall have authority to issue is thirty million (30,000,000) shares, and the par value of each share is $.001 per share. All such shares are of one class and are shares of Common Stock.

          FIFTH:    The name and the  mailing  address of the incorporator is as follows:

          NAME                                        MAILING ADDRESS
          ----                                         ---------------
          Lucetta M. Billhime                         711 Fifth Avenue
                                                      New York, N.Y. 10022

          SIXTH:    The corporation is to have perpetual existence.

          SEVENTH: The Board of Directors is expressly authorized to adopt, amend or repeal the by-laws of the corporation.

          EIGHTH:   Elections of directors  need not be by written ballot unless the by-laws of the corporation shall otherwise provide.

          NINTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which said application has been made, be binding on all the creditors or class of creditors, and/or on all of the stockholders or class of stockholders of this corporation, as the case may be, and also on this corporation.

          TENTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter preserved by statute, and all rights conferred upon stockholders herein are granted subject to this preservation.

          ELEVENTH:  The corporation  shall, to the fullest extent  permitted by
Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify and advance the expenses of any and all persons whom it shall have power to indemnify or advance the expenses of under said section from and against any and all of the expenses, judgments, fines, amounts paid for settlements, liabilities, or other matters referred to in or covered by said section, and the indemnification and advancement of expenses provided for herein shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

          TWELFTH: No director of the corporation shall be liable to the corporation or its stockholders or monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.



     Signed: June 8, 1988                         Lucetta M. Billhime
                                                  ------------------------------
                                                  Incorporator

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                                ALL-QUOTES, INC.

                            UNDER SECTION 241 OF THE
                            DELAWARE CORPORATION LAW



Pursuant to the provisions of Section 241 of the Delaware Corporation Law, the undersigned corporation adopts the following Certificate of Amendment of its Certificate of Incorporation:

          FIRST:    The name of the corporation is ALL-QUOTES, INC.

          SECOND:   The   Certificate  of  Incorporation   was  filed  with  the
Secretary of State of the State of Delaware on June 9, 1988.

          THIRD: The Certificate of Incorporation is amended to change the number of authorized shares which the corporation shall have authority to issue from thirty million (30,000,000) shares with a par value of $.001 per share, to five-hundred million (500,000,000) shares and the par value for each share shall be $.00001 per share.

          FOURTH:   To effect  the  foregoing,  Article FOURTH  relating  to the authorized shares of the corporation is amended to read as follows:

          "FOURTH: The total number of shares of stock which the corporation shall have authority to issue is five hundred million (500,000,000) shares, and the par value of each share is $.00001 per share. All such shares are of one class and are shares of Common Stock."

          FIFTH: The corporation has not received any payment for any of its stock, directors of the corporation were not named in the original Certificate of Incorporation and have not yet been elected, and this amendment has been duly adopted by the sole incorporator of the corporation in accordance with Section 241 of the Delaware Corporation Law.

               IN WITNESS WHEREOF, ALL-QUOTES, INC., the corporation hereinbefore mentioned, has caused this Certificate of Amendment to be signed in its name by its sole incorporator this 23rd day of June, 1988, and the statements contained therein are affirmed and true under penalties of perjury.

                                             ALL-QUOTES, INC.



                                             Lucetta M. Billhime
                                             ------------------------------
                                             Lucetta M. Billhime
                                             Incorporator

                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                                ALL-QUOTES, INC.


          It is hereby certified that:

          1.   The   name   of   the   corporation   (hereinafter   called   the
"Corporation") is ALL-QUOTES, INC.

          2. The Certificate of Incorporation of the Corporation is hereby amended by striking out Article FOURTH thereof and by substituting in lieu of said Article FOURTH the following new Article:

          "FOURTH": The total number of shares of stock which the Corporation shall have the authority to issue is Twenty Million (20,000,000) shares of Common Stock, par value $0.01 per share."

          On the effective date of this certificate of amendment, the outstanding common stock of the Corporation shall be reverse split 1-for-100, so that each share of Common Stock, par value $0.00001 per share, of the Corporation outstanding prior to such effective date shall on such effective date be converted into 1/100th of a share of Common Stock, par value $0.01 per share.

          The Amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

Signed and attested to on
May 19,       1992


                                                  Bronson Conrad
                                                  ------------------------------
                                                  Bronson Conrad, President


Attest:



William Lappen
---------------------------
William Lappen, Secretary

                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                                ALL-QUOTES, INC.




          It is hereby certified that:

          1.   The   name   of   the   corporation   (hereinafter   called   the
"Corporation") is ALL-QUOTES, INC.

          2. The Certificate of Incorporation of the Corporation is hereby amended by striking out Article FOURTH thereof and by substituting in lieu of said Article FOURTH the following new Article:

         "FOURTH: The total number of shares of all classes of stock which the corporation shall have authority to issue is Sixty-One Million (61,000,000) which are divided into One Million (1,000,000) shares of Preferred Stock, par value $.01 per share, and Sixty Million (60,000,000) shares of Common Stock, par value $.01 per share.

          The shares of Preferred Stock may be issued from time to time in one or more series, in any manner permitted by law, as determined from time to time by the Board of Directors, and stated in the resolution or resolutions providing for the issuance of such shares adopted by the Board of Directors pursuant to authority hereby vested in it. Without limiting the generality of the foregoing, shares in such series shall have such voting powers, full or limited, or no voting powers, and shall have such designations, preferences, and relative, participating, optional, or other special rights, and qualifications, limitations, or restrictions thereof, permitted by law, as shall be stated in the resolution or resolutions providing for the issuance of such shares adopted by the Board of Directors pursuant to authority hereby vested in it. The number of shares of any such series so set forth in such resolution or resolutions may be increased (but not above the total number of authorized shares of Preferred Stock) or decreased (but not below the number of shares thereof then outstanding) by further resolution or resolutions adopted by the Board of Directors pursuant to authority hereby vested in it."

          IN WITNESS WHEREOF, the Amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware. Prompt written notice of the adoption of the amendment herein certified has been given to those stockholders who have not consented in writing thereto, as provided in Section 228 of the General Corporation Law of the State of Delaware.

Signed and attested to on
October 15, 1995



                                                    Gerald Youngblood
                                                    ---------------------------
                                                    Gerald Youngblood, President



Attest:



Toni McElroy
-----------------------
Toni McElroy, Secretary

                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                                ALL-QUOTES, INC.




          It is hereby certified that:

               1.  The  name  of  the   corporation   (hereinafter   called  the
"Corporation") is ALL-QUOTES, INC.

               2. The Certificate of Incorporation of the Corporation is hereby amended by striking out Article FIRST thereof and by substituting in lieu of said Article FIRST the following new Article:

               "FIRST: The name of the corporation (hereinafter called the "corporation") is SunRiver Corporation."


               IN WITNESS WHEREOF, the Amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware. Prompt written notice of the adoption of the amendment herein certified has been given to those stockholders who have not consented in writing thereto, as provided in Section 228 of the General Corporation Law of the State of Delaware.

Signed and attested to on
November 29, 1995



                                                    Gerald Youngblood
                                                    ----------------------------
                                                    Gerald Youngblood, President


Attest:



Toni McElroy
-----------------------
Toni McElroy, Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                              SUNRIVER CORPORATION


                  It is hereby certified that:

                  1. The name of the corporation (hereinafter called the "Corporation") is SUNRIVER CORPORATION.

                  2. The Certificate of Incorporation of the Corporation is hereby amended by striking out Article FIRST thereof and by substituting in lieu of said Article FIRST the following new Article:

               " FIRST: The name of the corporation (hereinafter called the "corporation") is Boundless Corporation."

                  3. The Certificate of Incorporation of the Corporation is hereby amended by striking out Article FOURTH thereof and by substituting in lieu of said Article FOURTH the following new Article:

                  "FOURTH: The total number of shares of all classes of stock which the corporation shall have authority to issue is One Hundred One Million (101,000,000) which are divided into One Million (1,000,000) shares of Preferred Stock, par value $.01 per share, and One Hundred Million (100,000,000) shares of Common Stock, par value $.01 per share.

                  The shares of Preferred Stock may be issued from time to time in one or more series, in any manner permitted by law, as determined from time to time by the Board of Directors, and stated in the resolution or resolutions providing for the issuance of such shares adopted by the Board of Directors pursuant to authority hereby vested in it. Without limiting the generality of the foregoing, shares in such series shall have such voting powers, full or limited, or no voting powers, and shall have such designations, preferences, and relative, participating, optional, or other special rights, and qualifications, limitations, or restrictions thereof, permitted by law, as shall be stated in the resolution or resolutions providing for the issuance of such shares adopted by the Board of Directors pursuant to authority hereby vested in it. The number of shares of any such series so set forth in such resolution or resolutions may be increased (but not above the total number of authorized shares of Preferred Stock) or decreased (but not below the number of shares thereof then outstanding) by further resolution or resolutions adopted by the Board of Directors pursuant to authority hereby vested in it."

                  IN WITNESS WHEREOF, the Amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware. Prompt written notice of the adoption of the amendment herein certified has been given to those stockholders who have not consented in writing thereto, as provided in Section 228 of the General Corporation Law of the State of Delaware.

Signed and attested to on
May 27, 1997



                                                      J. Gerald Combs
                                                      -------------------------
                                                      Chief Executive Officer


Attest:



Wayne Schroeder
---------------
Secretary

                           CERTIFICATE OF AMENDMENT of

                         CERTIFICATE OF INCORPORATION of

                              BOUNDLESS CORPORATION


                  It is hereby certified that:


                  1. The name of the corporation (hereinafter called the "Corporation") is BOUNDLESS CORPORATION.

                  2. The Certificate of Incorporation of the Corporation is hereby amended by striking out Article FOURTH thereof and by substituting in lieu of said Article FOURTH the following new Article:

                  "FOURTH: The total number of shares of all classes of stock which the corporation shall have authority to issue is Twenty-Six Million (26,000,000) which are divided into One Million (1,000,000) shares of Preferred Stock, par value $.01 per share, and Twenty-Five Million (25,000,000) shares of Common Stock, par value $.01 per share.

                  On the effective date (the "Effective Date") of this Certificate of Amendment, all outstanding shares of Common Stock of the Corporation shall be automatically combined at the rate of one-for-ten (the "Reverse Split") without the necessity of any further action on the part of the holders thereof or the corporation, provided, however, that the corporation shall, through its transfer agent, exchange certificates representing Common Stock outstanding immediately prior to the Reverse Split (the "Existing Common") into new certificates representing the appropriate number of shares of Common Stock resulting from the combination ("New Common"). No fractional shares, but only whole shares of New Common shall be issued to any holder of less than ten
(10) shares or any number of shares which, when divided by ten (10), does not result in a whole number. In lieu of fractional shares, the corporation has arranged for its transfer agent (the "Exchange Agent") to remit payment therefor on the following terms and conditions and as set forth in the corporation's Information Statement dated March 6, 1998 with respect to the Reverse Split:

                  The price payable by the corporation for fractional shares of Existing Common, certificates for which are surrendered to the Exchange Agent in connection with the Reverse Split, shall be equal to the product of (a) the number of such shares which cannot be exchanged for a whole number of shares of New Common and (b) the average of the closing price of one share of Existing Common as reported on The Nasdaq SmallCap Market for the ten business days immediately preceding the Effective Date for which transactions in the Existing Common are reported. The par value of the Common Stock shall remain as otherwise provided in Article FOURTH of this Certificate of Incorporation and shall not be modified as a result of the Reverse Split. From and after the Effective Date, certificates representing shares of Existing Common shall represent only the right of the holders thereof to receive New Common and payment as provided herein for any fractional shares of Existing Common.


                  From and after the Effective Date, the term "New Common" as used in this Article FOURTH shall mean Common Stock as provided in this Certificate of Incorporation.

                  The shares of Preferred Stock may be issued from time to time in one or more series, in any manner permitted by law, as determined from time to time by the Board of Directors, and stated in the resolution or resolutions providing for the issuance of such shares adopted by the Board of Directors pursuant to authority hereby vested in it. Without limiting the generality of the foregoing, shares in such series shall have such voting powers, full or limited, or no voting powers, and shall have such designations, preferences, and relative, participating, optional, or other special rights, and qualifications, limitations, or restrictions thereof, permitted by law, as shall be stated in the resolution or resolutions providing for the issuance of such shares adopted by the Board of Directors pursuant to authority hereby vested in it. The number of shares of any such series so set forth in such resolution or resolutions may be increased (but not above the total number of authorized shares of Preferred Stock) or decreased (but not below the number of shares thereof then outstanding) by further resolution or resolutions adopted by the Board of Directors pursuant to authority hereby vested in it."

                  IN WITNESS WHEREOF, the Amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware. Prompt written notice of the adoption of the amendment herein certified has been given to those stockholders who have not consented in writing thereto, as provided in Section 228 of the General Corporation Law of the State of Delaware. The undersigned does affirm the foregoing as true under the penalties of perjury this 25th day of March, 1998.





                                                      /s/ J. Gerald Combs
                                                     -----------------------
                                                     J. GERALD COMBS,
                                                     Chairman and
                                                     Chief Executive Officer




                                       -3-